Exhibit 99.2

Credit Suisse Securities (USA) LLC Eleven Madison Avenue Phone 212-325-2000 New York, NY 10010-3629 www.credit-suisse.com

Board of Directors

Abitibi-Consolidated Inc.

1155 Metcalf Street, Suite 800

Montreal, Quebec, Canada

H3B 5H2

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated January 29, 2007, to the Board of Directors of Abitibi-Consolidated Inc. (“Abitibi”) as Annex M to, and reference thereto under the captions “SUMMARY—The Combination—Opinions of Financial Advisors”, “THE COMBINATION—Background of the Combination”, “—Factors Considered by the Abitibi Board of Directors” and “—Opinions of Abitibi’s Financial Advisors” in, the proxy statement/prospectus relating to the proposed merger involving Abitibi and Bowater Incorporated, which forms a part of Amendment No. 2 to the Registration Statement on Form S-4 of AbitibiBowater Inc. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/S/ CREDIT SUISSE SECURITIES (USA) LLC
CREDIT SUISSE SECURITIES (USA) LLC

May 29, 2007